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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
B&G Foods, Inc.:

        We consent to the incorporation by reference in the registration statements (Registration Nos. 333-150903 and 333-168845) on Form S-8 and (Registration Nos. 333-188695 and 333-191624) on Form S-3 of B&G Foods, Inc. of our reports dated February 26, 2014, with respect to the consolidated balance sheets of B&G Foods, Inc. and subsidiaries as of December 28, 2013 and December 29, 2012 and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity and cash flows for the years ended December 28, 2013, December 29, 2012 and December 31, 2011, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 28, 2013, which reports appear in the December 28, 2013 annual report on Form 10-K of B&G Foods, Inc.

/s/ KPMG LLP

Short Hills, New Jersey
February 26, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm